Exhibit 5(a)

October 30, 2008

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

I am Senior Counsel of Wells Fargo & Company (the “Company”) and, as such, I, together with other attorneys in the Wells Fargo Law Department, have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of common stock, par value $1 2/3 per share, (the “Common Stock”) of the Company. The Common Stock may be offered in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The price and amount of the Common Stock to be issued by the Company from time to time, and other matters related thereto, will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Common Stock. I have examined or am otherwise familiar with the Restated Certificate of Incorporation of the Company, the By-Laws of the Company (as amended through September 23, 2008), the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that upon the authorization of the issuance of the Common Stock and following the completion of all required Corporate Proceedings, such Common Stock, when issued, delivered and paid for as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions assume that (a) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; and (b) that, at the time of the issuance and delivery of the Common Stock, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization or delivery of such Common Stock, and the issuance and sale thereof and the compliance of the Company with the terms thereof will not result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Wells Fargo & Company

October 30, 2008

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Jeannine E. Zahn
Senior Counsel